                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  February 4, 1998

                             COMMNET CELLULAR INC.
              (Exact name of registrant as specified in charter)


          Colorado                       0-15056               84-0924904
(State or other Jurisdiction           (Commission          (I.R.S. Employer
      of Incorporation)                File Number)        Identification No.)

8350 East Crescent Parkway                                        80111
        Suite 400                                              (Zip Code)
   Englewood, Colorado
  (Address of Principal
    Executive Offices)



Registrant's telephone number, including area code:  (303) 694-3234
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Item 5.   Other Events.

          On February 4, 1998, CommNet Cellular Inc. (the "Company") announced that the Federal Communications Commission (the "FCC") had granted all of the remaining joint applications of the Company and Blackstone CCI Capital Partners L.P. (the "Partnership") to transfer control of certain cellular and microwave licenses (including certain joint applications that had been the subject of petitions to dismiss or deny) from the Company to the Partnership. The Company also announced that the expiration date of its tender offers (the "Offers") to purchase for cash all of its outstanding 11 3/4% Senior Subordinated Discount Notes Due 2003 (the "Discount Notes") and all of its outstanding 11 1/4% Subordinated Notes due 2005 (the "Subordinated Notes," together with the Discount Notes, the "Notes") had been extended to 5:00 p.m., New York City time, on Monday, February 9, 1998, unless again extended.

          The Company has issued a press release announcing the granting of the remaining joint applications by the FCC and the extension of the Offers, which press release is filed herewith as Exhibit 99.1.


Item 7.   Financial Statements and Exhibits.

     (c)  The following exhibits are filed with this report:

          99.1  Press Release dated February 4, 1998

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COMMNET CELLULAR INC.



Date:  February 5, 1998                 By:
                                           -----------------------------
                                           Daniel P. Dwyer
                                           Chief Financial Officer